MOVENTIS CAPITAL, INC. AND SUBSIDUARIES

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006

CONTENTS

Introduction to Pro Forma Financial Statements	1

Pro Form Consolidating Balance Sheets as of September 30, 2006 (Unaudited)	3

Notes to the Pro Forma Balance sheets	4

Pro Form Consolidating Statements of Operations- for the twelve (12) months ended June 30, 2006 (Unaudited)	5

Notes to the Consolidating Pro Forma Statements of Operations for the twelve (12) months ended June 30, 2006	6

Pro Form Consolidating Statements of Operations- for the three (3) months ended September 30, 2006 (Unaudited)	7

Notes to the Consolidating Pro Forma Statements of Operations for the three (3) months ended September 30, 2006	8

Moventis Capital Inc.

Unaudited Pro Forma Condensed Combined Statements

Of Income and Balance Sheet

(In US Dollars)

The unaudited pro forma condensed combined financial information gives effect, on a purchase accounting basis, to the Share Purchase Agreement dated as of May 10, 2006 by and among Moventis and the vendors of PTL Electronics.

The historical financial statements of PTL reported activity on a fiscal year ending March 31 using generally accepted accounting principles in Canada.  The  PTL  historical  financial  information  presented in this  document has been adjusted to reflect a June 30  year-end  using  generally  accepted accounting principles in the United States.

The unaudited pro forma condensed combined statements, which are based on historical  financial  results,  do  not  include  any  adjustments  to reflect anticipated cost savings and other benefits management believes will result from the integration of PTL.

The unaudited pro forma condensed combined balance sheet at September 30, 2006 assumes that the transaction occurred on September 30, 2006.

Basis of Pro Forma Presentation

On November 22, 2006, Moventis completed the purchase of all outstanding shares and the shareholder’s loan of PTL Electronics Ltd. (“PTL”) an electronic manufacturing services company located in British Columbia, Canada.  Under the terms of the agreement, Moventis paid PTL Shareholders a sum of $6,138,609 ($7,000,000 Canadian).  The purchase price breakdown is as follows:

	US Dollars	CDN Dollars
Cash	$2,626,970	$3,000,000
Short Term Loan	437,828	500,000
Convertible Debenture	2,014,011	2,300,000
Common Shares	1,059,801	1,200,000
Total Purchase Price	$6,138,609	$7,000,000
Estimated cost of transaction	$346,241	$395,410
Total Consideration	$6,484,850	$7,395,410

The short term loan is payable nine (9) months from closing. The company has the option to extend payment for 90 days with interest payable for the 90 day period at an annual rate of 10% per annum.  The convertible debenture is non-interest bearing and can be repaid at the option of Moventis by conversion into common shares of Moventis within nine months of closing.

Purchase Price Allocation

In accordance with SFAS No. 141 (SFA 141), Business Combinations the allocation of the total purchase price to PTL’s tangible and unidentifiable intangible assets acquired and liabilities assumed was based on their fair values as of November 22, 2006 and the residual value was allocated to goodwill.  The fair values of liabilities were determined based on market values of traded debt securities, or the present values of the amounts to be paid, unless they were expected to be settled in a short period in which case discounting was not performed.  The classification of intangible assets were done after consultation with the Company’s auditors.

The values assigned to certain acquired assets and liabilities are preliminary, are based on information available as of November 22, 2006 and may be adjusted as further information becomes available during the allocations period of up to 12 months from the acquisitions date (in accordance with SFAS 141).  Additional information that may become available subsequently and may result in changes in the values allocated to various assets and liabilities includes, but is not limited to, changes in, previously unidentified claims from suppliers or other contingent obligations, including warranty liabilities and the amounts required to settle them, unidentified customer claims.  Any changes in the values allocated to tangible and specifically identified intangible assets acquired and liabilities assumed during the allocation period may result in material adjustments to goodwill.

The following represents the Company’s preliminary allocation of the purchase price to the assets and liabilities of PTL:

Tangible assets acquired and liabilities assumed:
	US Dollars	CDN Dollars
Accounts receivable	$3,766,997	$4,301,910
Inventory & project cost	3,580,714	4,089,175
Other current assets	306,496	350,019
Property, equipment & leaseholds improvements	971,355	1,109,287
Bank indebtedness	(3,422,828)	(3,931,170)
Accounts payable & accrued liabilities	(2,073,232)	(2,367,631)
Other current liabilities	(1,032,170)	(1,178,738)
Long term debt	(2,247,016)	(2,566,092)
Intangible assets	701,770	801,420
Goodwill	5,952,765	6,787,770
Total	$6,484,850	$7,395,410

The pro forma condensed combined financial statements are not necessarily indicative of the results that actually would have occurred if the transactions described had been effective since the assumed dates, nor as the statements indicative of future combined financial position or earnings.  Moventis’ future financial statements will reflect the acquisition of PTL as of November, 2006.

The pro forma condensed combined financial statements should be read in conjunction with financial statements of Moventis as filed with the Securities and Exchange Commission in its Form 10KSB for the year ended June 30, 2006 and Quarterly Report on Form 10QSB for the three months ended September 30, 2006.

Prior to the acquisition of PTL Electronics, Moventis Capital did not have a business relationship with PTL Electronics.  None of the PTL shareholders held any Moventis Capital shares prior to the acquisition.

MOVENTIS CAPITAL AND SUBSIDIARIES
Pro Forma Combined
Balance Sheets
(Unaudited- Prepared by Management)
(In US Dollars)
(As at September 30, 2006)	Historical			Pro Forma
	Moventis	PTL		Adjustments	Combined

ASSETS
Current Assets
Cash	$ 1,267,011	$ -	(a)	$ 608,525	$ 98,566
			(b)	850,000	-
			(c)	(2,626,970)	-
Accounts Receivable	-	3,421,753		-	3,421,753
Inventory	-	2,975,386		-	2,975,386
Other current assets	16,224	365,494		-	381,718
	1,283,235	6,762,633		(1,168,445)	6,877,423

Capital assets (net)	13,174	638,201	(d)	372,154	1,023,529
Goodwill	-	996,515	(j)	(996,515)	5,668,334
			(e)	5,668,334	-
Minority Interest		19,916		-	19,916
Intangible assets	-		(e)	604,236	604,236
	13,174	1,654,632		5,648,209	7,316,015

	1,296,409	8,417,265		4,479,764	14,193,438

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Bank indebtedness	$ -	$ 2,767,877		-	$ 2,767,877
Accounts payable and accrued liabilities	173,599	1,811,287		-	1,984,886
Short term loan	-	102,253	(b)	850,000	1,390,081
			(c)	437,828
Dividends Payable	-	-	(k)	569,344	569,344
Other current liabilities	34,720	353,294		-	388,014
	208,319	5,034,711		1,857,172	7,100,202

Long term liabilities
HSBC debt	-	275,549		-	275,549
Debenture	1,191,181	-	(a)	608,525	3,813,717
			(f)	2,014,011
Due to Shareholders	-	2,047,261	(i)	(2,047,261)	-
Due to Parent	-	-	(i)	2,047,261	2,047,261
	1,191,181	2,322,810		2,622,536	6,136,527

Shareholder's equity
Par Value Shares	26,067	89	(g)	(89)	27,901
			(h)	1,834
Additional Paid in Capital	4,051,011	-	(h)	1,057,967	5,108,978
Retained Earnings	(4,180,169)	1,059,655	(g)	506,204	(4,180,169)
			(j)	(996,515)
			(k)	(569,344)
	(103,091)	1,059,744		56	956,709

	1,296,409	8,417,265		4,479,764	14,193,438

Moventis Capital Inc. and PTL Electronics Ltd.

Notes to Pro Forma Unaudited Condensed Balance Sheet

As at September 30, 2006

(In US Dollars)

The unaudited balance sheets as of September 30, 2006 have been combined to reflect the pro forma impact of the acquisition of PTL by Moventis as if the transaction occurred on September 30, 2006.

a)

Additional funds raised through the convertible debenture

b)

Funds raised through short term loans:

-

$650,000 to be paid back in 10 monthly payments with 10% annual interest rate;

-

$75,000 plus interest to be paid in 45 days; and

-

$125,000 plus interest to be paid back in 65 days.

c)

Cash component of the purchase price to be paid at closing $2,626,970 ($3M CDN) and short term note $437,828 ($500K CDN)

d)

To record the increase in the FMV of the production equipment acquired

e)

To record the amount by which the purchase price exceeds the fair market value of assets acquired, less liabilities assumed and transactions costs associated with the acquisition of PTL Electronics

f)

Convertible debenture held by the PTL shareholders as part of the purchase price

g)

Elimination of the PTL equity

h)

To record the issuance of issuance of 1,833,564 shares at a value of $0.578 each.

i)

Reclassification of Shareholder’s loan Due from Parent

j)

Elimination of PTL Goodwill

k)

Dividends payable to PTL Shareholders for the period January 1, 2006 to November 30, 2006 as per the purchase agreement.

MOVENTIS CAPITAL AND SUBSIDIARIES
Pro Forma Statement of Earnings
For the Period July 1, 2005 to June 30, 2006
(Unaudited- Prepared by Management)
(In US Dollars)	Historical			Pro Forma
	Moventis	PTL		Adjustments	Combined

Revenue	$ -	$ 9,232,228		-	$ 9,232,228
Cost of Sales	-	6,798,351		-	6,798,351
Gross Margin	-	2,433,878		-	2,433,878

Operating Expenses
Sales and Marketing	16,718	151,519		-	168,237
General & administration	467,924	1,026,901		-	1,494,825
Stock based compensation	76,459	-	(a)	99,250	175,709
Foreign currency (gain) loss	(3,845)	76,382		-	72,537
Amortization	175,000	-	(b)	271,906	446,906
Deprecation	4,146	231,355	(c)	111,646	347,147
Interest	-	132,830	(d)	123,149	255,979
Total Expenses	736,402	1,618,987		605,951	2,961,340

Loss on Investment	-	90,012		-	90,012
Other Income	375	-		-	375

Earnings Before Income Tax	(736,027)	724,879		(605,951)	(617,099)

Income taxes	-	251,777	(e)	(251,777)	-

Net (loss) earnings for the period	(736,027)	473,101		(354,174)	(617,099)

Earnings per share
Basic	(0.03)				(0.02)
Diluted	(0.03)				(0.02)

Weighted average number of shares
Basic	23,266,309		(f)	1,833,564	25,099,873
Diluted	24,320,952		(f)	6,492,694	30,813,646

Moventis Capital Inc. and PTL Electronics Ltd.

Notes to Pro Forma Unaudited Condensed Combined

Statements of Income for the

Year ended June 30, 2006

(In US Dollars)

The following pro forma adjustments are included in the unaudited pro forma condensed statement of income:

a)

To record stock-based compensation related to options issued to executives of PTL as per the purchase agreement;

b)

To record the amortization of intangible assets acquired.  The amortization periods for the intangibles are:

-  customer list

- 5 years

c)

To record the depreciation on the writ-up of FMV of production equipment acquired.  The depreciation rate is 30% declining balance.

d)

Interest rates relating to the convertible debenture and short terms loans.  Interest rate on these two instruments is 10% annually.  Interest paid is semi-annually to the debenture holders.  Interest paid on the short term loans are:

-

monthly interest and principal payments for 10 months on $650,000;

-

$75,000 plus interest to be paid in 45 days and $125,000 plus interest to be paid in 65 days.

e)

Adjustments of income tax provision to reflect the amount payable based on the combined results.

f)

The pro forma number of shares used in per share calculations reflects the weighted average of Moventis common shares for the period presented combined with shares issued to PTL shareholders.  The impact of stock options issued and the anti-dilutive effects of the convertible debenture and warrants issued to holders of short term loans.

MOVENTIS CAPITAL AND SUBSIDIARIES
Pro Forma Statement of Earnings
For the Period July 1, 2006 to September 30, 2006
(Unaudited- Prepared by Management)
(In US Dollars)
	Historical			Pro Forma
	Moventis	PTL		Adjustments	Combined

Revenue	$ -	$ 2,780,316		-	$ 2,780,316
Cost of Sales	-	2,105,839		-	2,105,839
Gross Margin	-	674,477		-	674,477

Operating Expenses
Sales and Marketing	-	34,165		-	34,165
General & administration	176,166	298,332			474,498
Stock based compensation	35,219	-	(a)	26,219	61,438
Foreign currency (gain) loss	-	(34,415)		-	(34,415)
Amortization	-	-	(b)	67,977	67,977
Deprecation	688	48,660	(c)	27,912	77,260
Interest	-	35,103	(d)	55,349	90,452
Total Expenses	212,073	381,845		177,457	771,375

Loss on Investment	-	19,142		-	19,142

Earnings Before Income Tax	(212,073)	273,489		(177,457)	(116,040)

Income taxes	-	87,790	(e)	(87,790)	-

Net (loss) earnings for the period	(212,073)	185,699		(89,667)	(116,040)

Earnings per share
Basic	(0.01)				(0.00)
Diluted	(0.01)				(0.00)

Weighted average number of shares
Basic	25,960,595		(f)	1,833,564	27,794,159
Diluted	27,962,024		(f)	6,492,694	34,454,718

Moventis Capital Inc. and PTL Electronics Ltd.

Notes to Pro Forma Unaudited Condensed Combined

Statements of Income for the

Three months ended September 30, 2006

(In US Dollars)

The following pro forma adjustments are included in the unaudited pro forma condensed statements of income:

a)

To record stock-based compensation related to options issued to executives of PTL as per the purchase agreement;

b)

To record the amortization of intangible assets acquired.  The amortization periods for the intangibles are:

-

customer list

-

5 years

c)

To record the depreciation on the write-up of FMV of production equipment acquired.  The depreciation rate is 30% declining balance.

d)

Interest rates relating to the convertible debenture and short terms loans.  Interest rate on these two instruments is 10% annually.  Interest paid is semi-annually to the debenture holders.  Interest paid on the short term loans are:

-

monthly interest and principal payments for 10 months on $650,000;

-

$75,000 plus interest to be paid in 45 days and $125,000 plus interest to be paid in 89 days.

e)

Adjustments of income tax provision to reflect the amount payable based on the combined results.

f)

The pro forma number of shares used in per share calculations reflects the weighted average of Moventis common shares for the period presented combined with shares issued to PTL shareholders.  The impact of stock options issued and the anti-dilutive effects of the convertible debenture and warrants issued to holders of short term loans.